EXHIBIT 10.1

UNITED STATES OF AMERICA
FEDERAL HOUSING FINANCE AGENCY

In the Matter of:	)	Order No. 2013-XX
Federal Home Loan Bank of Seattle	)
)

STIPULATION AND CONSENT TO THE
ISSUANCE OF AN AMENDED CONSENT ORDER

WHEREAS, the Federal Housing Finance Agency (“Agency”) is charged with the supervision and oversight of the Federal Home Loan Banks pursuant to sections 1311 and 1313 of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (“Safety and Soundness Act”), 12 U.S.C. §§ 4511 and 4513;
WHEREAS, the Federal Home Loan Bank of Seattle (“Bank”) is a Federal Home Loan Bank that has been established pursuant to section 3 of the Federal Home Loan Bank Act (“Bank Act”), 12 U.S.C. § 1423, and operates pursuant to the Bank Act and the Safety and Soundness Act as such acts have been amended by the Housing and Economic Recovery Act of 2008;
WHEREAS, the Bank, as a Federal Home Loan Bank, is subject to the supervisory, regulatory and enforcement authority conferred on the Agency by the Safety and Soundness Act and the Bank Act, as amended;
WHEREAS, the Bank and the Agency agreed to the issuance of a Consent Order on October 25, 2010 and such Consent Order (“Consent Order”) was issued by the Agency on October 25, 2010;
WHEREAS, the Order prohibited the Bank from taking certain actions and required the Bank to take other actions, designed to address financial, management, and other problems which the Bank faced at that time and which severely impeded the Bank’s ability to operate in a safe and sound manner;
WHEREAS, the Bank continues to recognize its responsibilities to assure that sufficient resources are available to meet its obligations on all of the Bank’s debt obligations;
WHEREAS, the Bank is organized as a member-owned cooperative and the investment of the member-owners in the Bank protects the Bank’s debt holders;
WHEREAS, since the date of issuance of the Consent Order, the Bank has shown improvement in its financial performance, including improvements in its market value of equity, in its profitability, and in its level of retained earnings;
WHEREAS, losses in the Bank’s portfolio of private label mortgage backed securities have also stabilized since the issuance of the Order;
WHEREAS, the Bank has fulfilled many but not all of the requirements set forth in the Order;
WHEREAS, the Bank and Agency agree that while the Bank has shown improvement in many areas, concerns about the Bank’s performance remain, including concerns with the continued low level of income relative to other Federal Home Loan Banks, the relatively low level and slow pace of increase in the Bank’s retained earnings, the stability of the Bank’s capital stock base, and the continued stagnation in the Bank’s core mission of providing secured loans to its members and the low amount of such loans on the Bank’s balance sheet;
WHEREAS, the Bank and Agency also agree that while the Bank has remedied many of the Agency’s supervisory concerns that existed at the time of the Order, additional action remains necessary;

WHEREAS, the Bank recognizes that it is still not in a position to redeem member stock at par and freely pay dividends and return capital to members;
WHEREAS, the Bank and the Agency wish to continue the progress in the Bank’s performance that has occurred since the Order was first issued;
WHEREAS, to that end, the Agency has determined that it is appropriate to amend the Order to reflect the progress made to date; and,
WHEREAS, the Bank, desiring to cooperate with the Agency for the purpose of continuing to resolve outstanding matters and addressing issues that still could adversely affect the interests of members of the Bank, hereby consents to the issuance of the accompanying amended Consent Order (“Amended Consent Order”).
NOW THEREFORE, in consideration of the above, the Agency and the Bank, through the Chairman of the Board of Directors acting upon resolution of the Board of Directors (“Board”), hereby stipulate and agree to the following:
Article I
Jurisdiction
(a) The Bank is a Federal Home Loan Bank as defined in section 2 of the Bank Act, 12 U.S.C. § 1422 and as such is subject to the regulation and oversight of the Agency pursuant to sections 1311 and 1313 of the Safety and Soundness Act, 12 U.S.C. §§ 4511 and 4513.
(b) The Agency has authority pursuant to the Bank Act and the Safety and Soundness Act to initiate and maintain an administrative proceeding against a Bank pursuant to section 1371 of the Safety and Soundness Act, 12 U.S.C. § 4631.
(c) The Bank, without admitting or denying that grounds exist to initiate an administrative enforcement proceeding against the Bank, and in accordance with section 1371(f)

of the Safety and Soundness Act, 12 U.S.C § 4631(f), hereby consents and agrees to the issuance of the Amended Consent Order by the Agency.
(d) The Bank further agrees that the Amended Consent Order shall be “an order issued upon consent,” as that phrase is used in section 1371(f) of the Safety and Soundness Act, 12 U.S.C. § 4631(f) and shall be effective upon issuance by the Agency.
(e) Upon issuance, the Amended Consent Order shall be fully enforceable by the Agency in accordance with the authority and procedures set forth in Subtitle C of the Safety and Soundness Act, 12 U.S.C. §§ 4631-4642 and with any other supervisory powers afforded the Agency under the Bank Act, the Safety and Soundness Act or any other applicable statute.
Article II
Waivers
In entering into this Stipulation and Consent to the Issuance of an Amended Consent Order, the Bank expressly waives each of the following:
(a) the right to the issuance and service of a Notice of Charges pursuant to section 1371(a) of the Safety and Soundness Act, 12 U.S.C. § 4631(a) and 12 C.F.R. § 1209.5(a);
(b) all rights to a hearing on the record or a final agency decision pursuant to Section 1371(c) and 1373 of the Safety and Soundness Act, 12 U.S.C. § 4631(c) and 4633 and 12 C.F.R. §1209.5(a) and Part 1209, Subpart C;
(c) any and all procedural rights available in connection with the issuance of the Amended Consent Order;
(d) the right to seek judicial review of the Amended Consent Order pursuant to section 1734 of the Safety and Soundness Act, 12 U.S.C. § 4634 and 12 C.F.R. § 1209.57, or otherwise to challenge the validity of the Amended Consent Order; and,

(e) any and all claims against the Agency, including its employees and agents, and any other governmental entity for the award of fees, costs or expenses related to the Amended Consent Order, whether arising under common law, federal statutes or otherwise.
Article III
Miscellaneous
(a) The Bank agrees that the provisions of this Stipulation and the Amended Consent Order shall not inhibit, estop, bar, or otherwise prevent the Agency from taking any other action affecting the Bank if, at any time, the Agency deems it appropriate to do so in order to fulfill its statutory supervisory responsibilities and that the Agency will transmit such guidance as it deems appropriate to provide direction to the Bank in meeting the obligations of the Amended Consent Order.
(b) The Bank agrees that, except as may be specifically set forth in the Amended Consent Order or in any future amendment thereto, the Bank’s consent to issuance of the Order does not release it from any obligations that may have been or may be imposed on it by any rule, regulation or order issued by the Agency or by any condition imposed in writing for any approval granted by the Federal Housing Finance Board.
(c) The Bank further agrees that, notwithstanding the absence of mutuality of obligation or of consideration or of a contract, the Agency may enforce any of the commitments or obligations herein under its supervisory and enforcement powers conferred by 12 U.S.C. §§ 4511, 4513 and 4631-4642, and not as a matter of contract law.
(d) The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Amended Consent Order.

(e) All references to the Agency in this Stipulation and the Amended Consent Order shall also mean any of the Agency’s predecessors, successors or assigns.
(f) This Stipulation will supersede and amend in its entirety the Stipulation dated October 25, 2010.
(f) This Stipulation and the Amended Consent Order shall remain in effect until terminated, modified or suspended in writing by the Agency.
IN TESTIMONY TO THIS STIPULATION AND CONSENT TO ISSUANCE OF A CONSENT ORDER, the undersigned, authorized by the Agency and by Board of Directors of the Bank as its representative, have hereunto set their hand, this 22nd day of November 2013.

/s/ Edward J. DeMarco	/s/ William V. Humphreys
Edward J. Demarco	William V. Humphreys
Acting Director	Chairman, Board of Directors
Federal Housing Finance Agency	Federal Home Loan Bank of Seattle